EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Early Cash Receipt

Coeur d’Alene, Idaho – February 14, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced that pursuant to the mutual agreement of the Company and Timberline Drilling Inc. (“TDI”), the Company has accepted an early, discounted cash payment of US$150,000 in complete satisfaction of TDI’s payment obligation to the Company that was due in November 2014.  That payment obligation was pursuant to the previously announced terms of the Drilling Services and Related Payment Obligations Agreement, dated November 9, 2011, by and between the Company and TDI (the “Agreement”) wherein the Company is to receive discounted drilling services, or, if the services are not provided, annual cash payments of US$220,000 ending in November 2016.  The future obligations of both parties under the Agreement remain intact and unchanged.

Timberline’s President and CEO, Paul Dircksen, commented, “This early payment provides the Company with some additional liquidity as we evaluate our alternatives to complete a plan that will bring us back into compliance with NYSE MKT guidelines.”

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline’s leadership has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s receipt of future drilling services discounts or cash payments from Timberline Drilling, a plan to bring the Company into compliance with NYSE MKT guidelines, potential production at any of its projects, and potential future financing transactions.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to risks related to its exploration projects, risks related to potential future transactions, risks related to the Company continuing as a going concern, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:
Paul Dircksen, CEO
Phone: 208.664.4859

2 | TIMBERLINE RESOURCES